Exhibit 10.1

Amendment No. 1

to

Warrant Agreement

WHEREAS, CECO Environmental Corp. (the “Company”) previously entered into a warrant agreement, dated as of December 28, 2006 (the “Warrant Agreement”), with Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (“Can-Med”);

WHEREAS, Can-Med has previously assigned its rights under the Warrant Agreement to Icarus Investment Corp. (“Icarus”); and

WHEREAS, the Company and Icarus desire to amend the Warrant Agreement (the “Amendment”) to provide for the cashless exercise by Icarus (or its successors or assignees) of the warrants (the “Warrants”) issued pursuant thereto.

NOW, THEREFORE, BE IT RESOLVED, that Section 4 of the Warrant Agreement is hereby replaced in its entirety, pursuant to Section 18 thereof, with the following:

“4. Exercise of Warrant.

4.1. Cash Exercise. The Warrants initially are exercisable at the product of (i) the Exercise Price multiplied by (ii) the number of shares of Common Stock purchased (subject to adjustment as provided in Section 11 hereof), as set forth in Section 8 hereof payable by wire transfer or certified or official bank check in United States dollars. The product of the number of Warrants exercised at any one time multiplied by the Exercise Price shall be referred to as the “Purchase Price.”

4.2. Cashless Exercise. The Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder (as defined below) shall be entitled to receive the number of Warrant Shares (as defined below) (subject to adjustment as provided in Section 11 hereof) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average VWAP for the five (5) Trading Day period immediately preceding the date on which Holder elects to exercise the Warrants by means of a “cashless exercise,” as determined by the Company;

(B) = the Exercise Price; and

(X) = the number of Warrant Shares that would be issuable upon exercise of the Warrants in accordance with the terms of the Warrants if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, or (c) if the Common Stock is

not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

4.3 Mechanics of Exercise. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (in the case of a cash exercise) for the shares of Common Stock purchased at the Company’s principal offices located at 4625 Red Bank Road, Cincinnati, OH 45227, the registered holder of a Warrant Certificate (“Holder” or “Holders”) shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.”

FURTHER RESOLVED, that the Form of Election to Purchase annexed to the Warrant Agreement is hereby replaced in its entirety by the Form of Election to Purchase annexed hereto;

FURTHER RESOLVED, that, except as provided in this Amendment, no other amendments shall be deemed to have been made hereby to the Warrant Agreement and that the obligations of the parties and the terms under the Warrant Agreement shall apply to the terms of this Amendment; and

FURTHER RESOLVED, that this Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Warrant Agreement to be duly executed, as of the 7th day of December 2016.

CECO ENVIRONMENTAL CORP.

By:	/s/ Jeff Lang
Name:	Jeff Lang
Title:	CEO & President

ICARUS INVESTMENT CORP.

By:	/s/ Jason DeZwirek
Name:	Jason DeZwirek
Title:	Authorized Officer

EXHIBIT A

ELECTION TO PURCHASE PURSUANT TO THE WARRANT AGREEMENT

The undersigned hereby irrevocably elects to exercise the right, represented by a Warrant Certificate No. 12-31-06-1, to purchase shares of Common Stock (as defined in the Warrant Agreement described below) and herewith tenders in payment for such securities

[            ] a wire transfer or a certified or official bank check payable in United States dollars to the order of CECO Environmental Corp., a Delaware corporation (the “Company”), in the amount of $            pursuant to Section 4.1 of the Warrant Agreement; or

[            ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 4.2 of the Warrant Agreement, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 4.2 of the Warrant Agreement, all in accordance with the terms of the Warrant Agreement dated as of December 28, 2006 between the Company and Icarus Investment Corp. (as assignee of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp.). The undersigned requests that a certificate for such securities be registered in the name of the undersigned, and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant Certificate for the balance of the shares of Common Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned warrant holder or his assignee as below indicated and delivered to the address stated below.

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Address:

Insert Social Security or Other Identifying Number of Holder:

Signature Guaranteed:

(Signature must be guaranteed by a bank, savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act of 1934 Rule 17Ad-15.)